EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-51713 of Market Hub Partners Storage, L.P. of our report on Market Hub Partners Storage, L.L.C. dated July 1, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

Houston, Texas

July 9, 1998